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               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549




                            FORM 8-K/A



                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported)
                          August 20, 1996




               FIRSTFEDERAL FINANCIAL SERVICES CORP
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     (Exact name of Registrant as specified in its Charter)




    Ohio                    0-17894                  34-1622711
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(State or other        (Commission File No.)       (IRS Employer
jurisdiction of                                    Identification
 incorporation)                                          Number)




135 East Liberty Street, Wooster, Ohio                    44691
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(Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code:(330) 264-8001
                                                    -------------


                            N/A
- ----------------------------------------------------------------
 (Former name or former address, if changed since last report)
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Item 4.  Changes in Registrant's Certifying Accountant

a) Deloitte & Touche LLP was previously the principal accountants for FirstFederal Financial Services Corp (the "Company"). On August 20, 1996, that firm's appointment as principal accountants was terminated by the Company. The decision to change accountants was approved by the audit committee of the board of directors.

     In connection with the audits of the two fiscal years ended December 31, 1995 and the subsequent interim period through August 20, 1996, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference to the subject matters of the disagreements in connection with their opinion.

     The audit reports of Deloitte & Touche LLP on the consolidated financial statements of the Company and subsidiaries as of and for the years ended December 31, 1995 and 1994, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.


     The Company requested that Deloitte & Touche LLP furnish the Company with a letter, as promptly as possible, addressed to the Securities and Exchange Commission, stating whether it agrees with the statements made in this Item 4, and if not, stating the respects in which they do not agree. A copy of such letter, dated September 3, 1996, which the Company received on September 5, 1996, is filed as Exhibit 16 to this Form 8-K/A.


b) On August 20, 1996, the Company engaged KPMG Peat Marwick LLP as the Company's principal accountants.


Item 7.   Financial Statements and Exhibits

c)   Exhibits

     16   Letter of Deloitte & Touche LLP dated September 3, 1996.


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                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   FIRSTFEDERAL FINANCIAL SERVICES CORP



Date:  September 9, 1996           By:  /s/ Gary G. Clark
       -----------------           ------------------------------------
                                   Gary G. Clark
                                   Chairman and Chief Executive Officer


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                          EXHIBIT INDEX

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Exhibit
Number              Description
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
  16      Letter of Deloitte & Touche LLP dated September 3, 1996.


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